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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


                             ________________



                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                        Date of Report May 2, 1995


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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Item 5. Other Events

a) On April 27, 1995, Washington Energy Company made the following press release:

RATE-CASE SETTLEMENT OF $17.7 MILLION FILED FOR GAS UTILITY;
CUSTOMER RATES COULD GO DOWN

     SEATTLE -- Washington Natural Gas, the principal subsidiary of Washington Energy Company (WEG:NYSE), today filed a negotiated settlement in its general rate case, proposing an increase of $17.7 million in annual revenue for the utility. Filed for approval with the Washington Utilities and Transportation Commission (WUTC), the settlement was a collaborative effort of the staff of the WUTC, the Office of Public Counsel Section of the Attorney General's Office, representatives of industrial customers and the utility.

     The settlement agreement would allow a return on common equity in the range of 11 to 11.25 percent. However, an incentive mechanism would provide the utility the opportunity to earn in excess of this range as a result of managing its cost of service.

     The settlement also stipulates that Washington Natural Gas would not file for further general rate relief before May 1997, except in certain limited circumstances.

     Washington Natural Gas today also submitted purchased gas adjustment filings to the WUTC, proposing to pass through to customers purchased gas cost reductions totaling $46.5 million. If approved, the purchased gas adjustment filings would result in a reduction of revenue to the utility but would not have an impact on the utility s profits, as they are part of a process to pass through actual increases or decreases in purchased gas costs.

     If the settlement agreement is approved by the WUTC, rates would be set in accordance with the cost of service study and rate design adopted by Commission order on April 11, 1995. The revised rates, requested by the company in a June 15, 1994 filing, better align rates with the cost of serving various classes of customers.

     The settlement agreement and purchased gas adjustment filings request the Commission to rule so that the company may place rates into effect by May 15, 1995.

     "If these requests are approved by the WUTC, they would satisfactorily resolve all outstanding rate filings of Washington
Natural Gas," Company Chairman, Chief Executive Officer and
President William P. Vititoe said.

     Proposed tariffs would result in rate decreases of about
2.6 percent (or $1.13 monthly) for typical residential customers, 10 percent for firm commercial and industrial customers, and
15.2 percent for interruptible sales and transportation customers; revenue would decrease 6.9 percent in total.

     Washington Natural Gas serves more than 465,000 customers in the central Puget Sound area of western Washington.

b) On April 28, 1995, Washington Energy Company made the following press release:

QUARTERLY EARNINGS UP 51 PERCENT

   SEATTLE -- Washington Energy Company's earnings for the second quarter, ended March 31, rose 51 percent compared to the same quarter one year ago, Chairman, CEO and President William P. Vititoe announced today. Earnings for the quarter were $11.2 million, or 47 cents per share. One year ago, second-quarter earnings were $7.4 million, or 32 cents per share.

   Yesterday, Washington Natural Gas, the principal subsidiary of Washington Energy Company, filed a negotiated general rate case settlement proposing an increase of $17.7 million in annual revenue for the utility. The company had requested a $35.4 million increase to offset higher costs related to additions and upgrades to plant, financing and general operations. Filed for approval with the Washington Utilities and Transportation Commission (WUTC), the settlement was a collaborative effort of the staff of the WUTC, the Office of Public Counsel Section of the Attorney General's Office, representatives of industrial customers and the utility.

   The utility also submitted purchased gas adjustment filings yesterday to the WUTC, proposing to pass through to customers purchased gas cost reductions totaling $46.5 million.

   "If these requests are approved by the WUTC, they would satisfactorily resolve all outstanding rate filings of Washington Natural Gas," Company Chairman, Chief Executive Officer and President William P. Vititoe said.

   Vititoe attributed the quarterly earnings improvement primarily to: 1) a rate increase granted in June 1994 for the company's utility subsidiary, Washington Natural Gas Company; 2) continuing growth in the number of utility customers; and 3) cost savings resulting from the company's restructuring and work-force reduction last summer.

   Washington Energy reported a net loss of $36.9 million, or $1.56 per share, for the 12 months ending March 31. This loss was primarily the result of charges taken in the third and fourth quarters of the prior fiscal year, ending September 30, 1994.

Analysis of quarterly results

   Utility gross margin was up $8.4 million for the quarter, compared to the same period last year.

   The utility rate increase implemented last June accounts for approxi mately $8 million of the improvement.

   Customer growth increased gas sales volumes. The utility served 21,309 more customers during the quarter, an increase of 4.9 percent over the comparable period one year ago.

   Weather for the period, however, offset most of the improvement from increased customers. Weather was 17 percent warmer than normal and 10 percent warmer than in the same period one year ago, restraining gas sales.

   Utility operating and maintenance costs were down $2.0 million, or 11 percent, for the quarter, primarily as a result of the restructuring and work-force reduction last summer.

Analysis of 12-month results

   Vititoe noted that the 12-month results suffered as a result of $42.6 million (after tax) in previously announced one-time charges, taken in the 1994 fiscal year. The charges resulted from management strategies to focus on the core utility business long-term.

   Weather for the 12 months was 13 percent warmer than normal and 8 percent warmer than in the same period one year ago.

   Washington Energy Company common stock trades on the New York Stock Exchange under the symbol, "WEG."

     WASHINGTON ENERGY COMPANY
     SUMMARY INCOME STATEMENT AND OTHER FINANCIAL DATA
     (Dollars in thousands, except per share amounts)
                                                                           3 Months Ended               12 Months Ended
                                                                              March 31 (1)                  March 31
                                                                     -------------------------     -------------------------
                                                                         1995          1994            1995          1994
     Washington Energy Company                                       ----------    -----------     ----------    -----------

     Operating revenues
       Regulated utility sales                                       $  149,763    $  141,821      $  422,126    $  396,378
       Merchandise, conservation products, and other                      7,756         9,348          26,051        57,353
       Oil and natural gas                                                 ---  (2)      ---  (2)         --- (2)    17,253 (2)
                                                                     ----------    ----------      ----------     ---------
         Total operating revenues                                       157,519       151,169         448,177       470,984

     Operating income after income taxes                             $   22,420    $   16,500      $   38,268    $   42,512

     Net loss on merger of oil and gas subsidiary                    $     ---     $     ---       $  (30,015)(2)$     ---

     Preferred dividend requirement - Washington Natural Gas         $   (1,755)   $   (1,118)     $   (5,851)   $   (3,039)

     Income (loss) from continuing operations                        $   11,228    $    7,446      $  (36,167)   $    7,305

     Discontinued operations, net of income taxes                    $     ---     $     ---       $     (752)   $  (11,047)

     Net income (loss)                                               $   11,228    $    7,446      $  (36,919)   $   (3,742)

     Preferred dividends                                                   ---           ---              ---            58
     Premium - preferred redemption                                        ---           ---              ---           673
                                                                     ----------    ----------      ----------    ----------
     Earnings (loss) on common stock                                 $   11,228    $    7,446      $  (36,919)   $   (4,473)

     Earnings (loss) per common share                                       .47           .32           (1.56)         (.19)
     Dividends per common share                                             .25           .25            1.00          1.20

     Average common shares outstanding (in thousands)                    23,859        23,443          23,690        23,283
     Book value per share                                                                               11.37         13.95

     Capitalization and short-term debt
       Common                                                                                      $  272,129    $  328,006
       Preferred                                                                                       90,000        60,000
       Long-term debt                                                                                 290,060       333,260
       Current portion long-term debt                                                                  40,140        20,280
       Commercial paper and notes payable                                                              98,250       126,642
                                                                                                   ----------    ----------
         Total capitalization and short-term debt                                                  $  790,579    $  868,188
                                                                                                   ----------    ----------

     Net plant                                                                                     $  801,300    $  758,861
                                                                                                   ----------    ----------
     Operating income (loss) by business segment
      before income taxes
       Regulated utility sales                                       $   30,116    $   20,443      $   39,357    $   41,980
       Merchandise, conservation products, and other                       (564)         (794)         (1,106)        2,878
       Oil and natural gas                                                 ---  (2)      ---  (2)         --- (2)     3,610 (2)
       Other                                                               (739)         (681)         (1,104)       (3,659)
                                                                     ----------    ----------      ----------    ----------
         Total                                                       $   28,813    $   18,968      $   37,147    $   44,809
                                                                     ----------    ----------      ----------    ----------

     (1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.
     (2) Subsequent to September 30, 1993, operating revenues and expenses have been reclassified to other income (expense) due to the merger of the exploration and production subsidiary with Cabot Oil & Gas Corp. in May, 1994, consistent with the presentation of earnings from ownership of Cabot stock.

     WASHINGTON ENERGY COMPANY
     SUMMARY INCOME STATEMENT AND OTHER FINANCIAL DATA (Continued)
     (Dollars in thousands)
                                                                          3 Months Ended               12 Months Ended
                                                                             March 31 (1)                  March 31
                                                                     ------------------------      -----------------------
                                                                         1995          1994            1995          1994
     Washington Natural Gas Company                                  ----------    ----------      ----------    ----------

     Operating revenues
       Firm gas sales                                                $  129,171    $  122,875      $  351,603    $  329,664
       Interruptible gas sales                                           14,742        14,390          50,166        48,946
       Transportation                                                     3,267         2,175          10,491         9,206
       Rentals and other                                                  2,583         2,381           9,866         8,562
                                                                     ----------    ----------      ----------    ----------
         Total operating revenues                                    $  149,763    $  141,821      $  422,126    $  396,378

     Gross utility margin -
       Gas sales less gas purchases                                  $   62,036    $   54,774      $  172,377    $  163,169
       Transportation margin                                              3,267         2,175          10,491         9,206
                                                                     ----------    ----------      ----------    ----------
         Total margin                                                $   65,303    $   56,949      $  182,868    $  172,375

     Net income                                                      $   14,362    $    9,171      $    3,883    $   11,128

     Gas volumes (000's of therms)
       Firm gas sales                                                   234,403       236,189         631,158       613,830
       Interruptible gas sales                                           41,478        42,092         144,951       136,112
       Transportation                                                    42,560        33,467         137,891       148,389
                                                                     ----------    ----------      ----------    ----------
         Total gas volumes                                              318,441       311,748         914,000       898,331

     Customers served (average)
       Firm gas sales                                                   464,605       443,257         454,346       433,023
       Interruptible gas sales                                            1,037         1,057           1,039         1,051
       Transportation                                                        50            36              43            45
                                                                     ----------    ----------      ----------    ----------
         Total customers                                                465,692       444,350         455,428       434,119

       Annual increase in customers                                                                    21,309        22,261

     Weather % colder (+) or warmer (-) than normal (in terms
       of degree days)                                                      -17%           -7%            -13%           -5%

     Degree days                                                          1,622         1,803           4,160         4,514
















     (1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.




Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


            WASHINGTON ENERGY COMPANY


            by /s/ James P. Torgerson
            Senior Vice President - Finance,
            Planning and Development and
            Chief Financial Officer


            WASHINGTON NATURAL GAS COMPANY


            by /s/ James P. Torgerson
            Senior Vice President - Finance,
            Planning and Development and
            Chief Financial Officer


May 2, 1995